UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0059
Washington, D.C. 20549	Expires: January 31, 2008
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Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule §240.14a-12

AXSYS TECHNOLOGIES INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 20, 2009

Dear Axsys Technologies Stockholder:

On behalf of the Board of Directors and management, I cordially invite you to attend the Annual Meeting of Stockholders on May 7, 2009 at 10:00 a.m. at the Hartford Marriott Rocky Hill at Corporate Ridge, 100 Capital Boulevard, Rocky Hill, Connecticut 06067.

The accompanying Notice of Annual Meeting and Proxy Statement describe the proposals to be considered at the meeting.

Whether you plan to attend the meeting or not, it is important that your shares are represented. Therefore, you are urged to complete, sign, date and return the enclosed proxy card, or to vote via either the Internet or telephone, promptly in accordance with the instructions set forth on the proxy card. This will ensure your proper representation at the Annual Meeting.

Very truly yours,

Stephen W. Bershad
Chairman of the Board
Chief Executive Officer

AXSYS TECHNOLOGIES, INC.    175 CAPITAL BOULEVARD    SUITE 103 ROCKY HILL, CT 06067

860.257.0200    FAX 860.594.5750    web: www.axsys.com

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held
Thursday, May 7, 2009
10:00 A.M.

The Annual Meeting of Stockholders of Axsys Technologies, Inc. will be held on May 7, 2009 at 10:00 a.m. at the Hartford Marriott Rocky Hill at Corporate Ridge, 100 Capital Boulevard, Rocky Hill, Connecticut 06067, for the following purposes:

1.	To elect five directors to the Board of Directors; and

2.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record of Axsys common stock, par value $.01 per share, at the close of business on March 12, 2009 are entitled to notice of and to vote at the meeting and any adjournments thereof. A list of such stockholders will be open for examination by any stockholder for any purpose germane to the meeting, during ordinary business hours, for ten days prior to the meeting at the offices of Axsys Technologies, Inc. in Rocky Hill, Connecticut.

Whether or not you expect to attend the meeting, it is important that your shares be represented, regardless of the number of shares you hold. Accordingly, you are encouraged to sign, date and return the enclosed proxy card in the reply envelope provided, or to vote via either the Internet or telephone, in accordance with the instructions set forth on the proxy card, as soon as possible.

By Order of the Board of Directors,

Cynthia J. McNickle
Secretary

-IMPORTANT-

STOCKHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHICH HAS BEEN PROVIDED FOR YOUR CONVENIENCE AND WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE PROMPT RETURN OF PROXY CARDS WILL ENSURE A QUORUM. ANY STOCKHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON ALL MATTERS BROUGHT BEFORE THE ANNUAL MEETING.

THANK YOU FOR ACTING PROMPTLY.

PROXY STATEMENT

INFORMATION ABOUT THE ANNUAL MEETING

Why Am I Receiving These Proxy Materials?

The Board of Directors of Axsys Technologies, Inc. is soliciting proxies to be voted at the 2009 Annual Meeting of Stockholders. This proxy statement includes information about the issues to be voted on at the meeting.

We will begin mailing these proxy materials on March 20, 2009 to all stockholders of record at the close of business on March 12, 2009, the record date for the 2009 Annual Meeting. As of the record date, there were 11,611,918 shares of Axsys common stock outstanding. Each share is entitled to one vote on each matter properly brought before the Annual Meeting.

As required by Delaware law, a list of stockholders entitled to vote at the Annual Meeting will be available during the 2009 Annual Meeting, and for ten days prior to the meeting, during ordinary business hours at Axsys’ corporate headquarters located at 175 Capital Boulevard, Suite 103, Rocky Hill, Connecticut 06067.

How Many Votes Do I Have?

You may vote all shares of Axsys common stock that you owned at the close of business on March 12, 2009, the record date. Each share you owned on the record date is entitled to one vote for each matter presented at the meeting. These shares include:

•	Shares held directly in your name as the “stockholder of record” (subject to any instruction you may receive from the beneficial owner if you hold shares as a nominee);
•	Shares held for you as the beneficial owner through a broker, bank or other nominee in “street name”; and
•	Shares credited to your account in the Axsys Technologies, Inc. 401(k) Retirement Plan.

If I Am A Stockholder Of Record, How Can I Vote My Shares?

You can vote by proxy or in person.

How Do I Vote By Proxy?

If you are a stockholder of record, you may vote your proxy in any of the following ways:

•	Mail;
•	Internet; or
•	Telephone.

If you prefer voting by mail, simply mark your proxy card, date and sign it, and return it to BNY Mellon Shareowner Services in the postage-paid envelope provided. If you vote by mail, the persons named on the card (your “proxies”) will vote your shares in the manner you indicate. You may specify whether your shares should be voted for all or some of the nominees for director or whether you withhold authority to vote for all directors. If you vote by mail, sign your proxy card, and if you do not indicate specific instructions, your shares will be voted “FOR” the election of all five nominees for director.

Instead of submitting proxies by mail on the enclosed proxy card, stockholders have the option to submit their voting instructions electronically through the Internet or by telephone. Please note that there may be separate arrangements for using the Internet or telephone depending on whether your shares are registered in the

Company’s stock records in your name or in the name of a brokerage firm or bank. Stockholders should check the proxy card or voting instructions forwarded by their broker, bank or other nominee to see which options are available.

The Internet and telephone procedures described below for submitting your proxy are designed to authenticate stockholders’ identities, to allow stockholders to have their shares voted and to confirm that their instructions have been properly recorded. Stockholders submitting voting instructions via the Internet should understand that there may be costs associated with electronic access, such as usage charges from the Internet access providers and telephone companies, that would be borne by the stockholder.

Stockholders of record who wish to vote via the Internet or telephone may submit their voting instructions:

•	Through the Internet by visiting a website established for that purpose at http://www.proxyvoting.com/axys; or
•	By telephone by calling the toll-free number 1-866-540-5760 and following the recorded instructions.

The information contained on the above-referenced website and on the Company’s website is not incorporated by reference into this proxy statement, and you should not consider information contained on the above-referenced website or the Company’s website as part of this proxy statement.

If any other matter is presented at the Annual Meeting, your proxies will vote in accordance with their best judgment. At the time this proxy statement went to press, we knew of no matters that needed to be acted on at the Annual Meeting other than those discussed in this proxy statement.

May I Revoke My Proxy?

If you give a proxy, you may revoke it in any one of the following ways:

•	Submit a valid later-dated proxy card;
•	Notify Axsys’ secretary in writing before the Annual Meeting that you have revoked your proxy; or
•	Vote in person at the Annual Meeting.

How Do I Vote In Person?

If you are a stockholder of record, you may cast your vote in person at the Annual Meeting. If you plan to vote in person, please see “How Can I Gain Admittance To The Annual Meeting” below.

If I Hold Shares In Street Name, How Can I Vote My Shares?

You can submit voting instructions to your broker, bank or nominee. In most instances, you will be able to do this over the telephone or by mail. Please refer to the voting instruction form included in these materials by your broker, bank or nominee.

How Do I Vote My Axsys Common Stock Held In The Axsys 401(k) Retirement Plan?

If you are a participant in the Axsys 401(k) Retirement Plan and hold shares of Axsys common stock within the 401(k) plan, you will receive a proxy card that covers shares credited to your plan account. This proxy card serves as a voting instruction for the trustee of the plan in which you are a participant. Participants who wish to vote via the Internet may submit their voting instructions at http://www.proxyvoting.com/axys-esop. If you do not return this proxy card to the plan trustee, or do not vote via the Internet, the trustee will not vote the Axsys shares credited to your account.

The trustee will vote unallocated shares of Axsys common stock held in the 401(k) plan in direct proportion to the voting of allocated shares in the plan for which voting instructions have been received unless otherwise required by applicable law.

What Constitutes A Quorum?

A majority of the outstanding shares, present or represented by proxy, constitutes a quorum for the conduct of business at the Annual Meeting.

What Vote Is Required To Approve The Election Of Directors?

Election of Five Directors	The affirmative vote of a majority of the votes cast by stockholders entitled to vote, present in person or by proxy, at the Annual Meeting is required to elect each Director.

Abstentions are counted for the purposes of determining whether a quorum is achieved and for determining the number of shares that are present in person or by proxy at the Annual Meeting. Consequently, an abstention has the same effect as a vote against a proposal, as each abstention is one less vote in favor of the proposal. Absent timely client voting instructions, brokers currently are authorized to exercise discretionary voting authority on certain routine proposals such as the election of directors. Shares that are not voted on proxies returned by brokers, which we refer to as a broker non-vote, will be counted in respect of the Annual Meeting for the purpose of determining whether a quorum has been achieved. Broker non-votes will not be counted in respect of the Annual Meeting for purposes of determining the number of shares present in person or represented by proxy and will thus have no impact on the election of directors.

Who Bears The Costs Of Soliciting These Proxies?

Axsys is paying the cost of preparing, printing and mailing these proxy materials. Proxies are being solicited principally by mail, but proxies may also be solicited personally, by telephone or similar means, by directors, officers and regular employees of Axsys without additional compensation. We will reimburse brokerage firms and others for their expenses in forwarding proxy solicitation materials to the beneficial owners of common stock.

How Can I Gain Admittance To The Annual Meeting?

If you are a stockholder of record or a participant in the 401(k) plan, you need to bring a form of personal photo identification with you in order to be admitted to the Annual Meeting. If you want to attend the Annual Meeting and you do not hold shares in your name but hold them through a bank, broker or other nominee, you will need to present a letter from the holder of record that confirms your ownership of those shares and a form of personal photo identification in order to be admitted to the Annual Meeting. We reserve the right to refuse admittance to anyone without proper proof of share ownership and proper photo identification.

Stockholder Communications With The Board

Stockholders may submit comments or complaints regarding accounting, internal controls or auditing matters to the Audit Committee through our Investor Relations, Corporate Governance page of our website, www.axsys.com. Upon receipt of a complaint or concern, our Director of Internal Audit will determine whether the complaint actually pertains to accounting matters and will notify the Audit Committee and forward the communication, when appropriate.

Comments regarding other matters may be communicated to the Board or a particular Board member using the same process. Upon receipt of a communication not related to accounting, internal controls or auditing matters, the Director of Internal Audit will determine whether the communication deals with the functions or responsibilities of the Board or a committee thereof and, when appropriate, will notify the Board or a particular Board member or committee and forward the communication.

Board Attendance At Annual Meetings

Although the Company does not maintain a policy requiring directors to attend annual meetings of stockholders, they are invited and encouraged to do so. To facilitate their attendance, a meeting of the Board is typically scheduled on the same day and near the location of each regularly scheduled meeting of stockholders. All of our five current directors attended the Company’s 2008 Annual Meeting of Stockholders.

NOMINATION AND ELECTION OF DIRECTORS
(Proposal No. 1)

Axsys’ By-Laws provide for a Board of Directors of not less than two or more than twelve directors, as determined from time to time by resolution of the Board. The current members of the Board, whose terms expire at the Annual Meeting, are Stephen W. Bershad, Anthony J. Fiorelli, Jr., Eliot M. Fried, Richard F. Hamm, Jr. and Robert G. Stevens, all of whom are nominees.

As previously noted, proxies will be voted, unless authority is withheld, FOR the election as directors of the five nominees to serve until the next annual meeting of stockholders and until their respective successors shall have been duly elected and qualified. If any nominee should become unavailable for election, proxies will be voted, unless authority is withheld, for an alternate or alternates, if any, designated by the Board. The Board has no reason to believe that any nominee will become unavailable for election.

The following table lists the name of each nominee for director, his age at March 12, 2009 and the period during which he has served as a director.

Name	Age	Director Since
Stephen W. Bershad	67	1986
Anthony J. Fiorelli, Jr	78	1986
Eliot M. Fried	76	1994
Richard F. Hamm, Jr	49	2000
Robert G. Stevens	55	2003

Mr. Bershad has been Chairman of the Board and Chief Executive Officer of Axsys since 1986 and was President of Axsys from 1986 to August 1999 and from March 2002 to December 2007. Prior thereto, he was a Managing Director of Lehman Brothers, Inc., an investment banking firm, and its predecessor firms, where he held a series of senior management positions in merchant banking and mergers and acquisitions. Mr. Bershad is a director of EMCOR Group, Inc., a global leader in mechanical and electrical construction, energy infrastructure, and end-to-end facilities services.

Mr. Fiorelli has been a private investor since January 1997. From December 1985 until June 1997, he was President of Strategic Management Consulting Services, Inc., which was a management-consulting firm. Prior to that time, Mr. Fiorelli was President and Chief Executive Officer of General Defense Corporation, a diversified engineering and manufacturing company. Mr. Fiorelli served as the former Chairman and until his resignation in early 2009, also served as a Director of the Board of the United States Merchant Marine Academy Alumni Foundation.

Mr. Fried was a Managing Director — Corporate Finance at Lehman Brothers, Inc. for more than five years prior to his retirement in February 2000. Mr. Fried is a director of Blount International, Inc., a manufacturer of industrial equipment products.

Mr. Hamm has served as the Senior Vice President, Corporate Development, General Counsel and Secretary of Dendreon Corporation, a biotechnology company, since December 2005 and as the Senior Vice President, General Counsel and Secretary since November 2004. In addition, from January to December 2006, Mr. Hamm was designated the principal financial officer of Dendreon. From April 2002 to November 2004, Mr. Hamm was the Vice President and Deputy General Counsel of Medtronic, Inc., a medical technology company. Prior to Medtronic, Mr. Hamm was the Vice President — Corporate Development and Planning at Carlson Companies, Inc., a travel, hospitality and marketing company, for three years. For more than five years prior thereto, he was Senior Vice President — Legal and Business Development and Vice President and General Counsel at Tropicana Products, Inc., a leading producer of branded juice products. Mr. Hamm is a director of EMCOR Group, Inc., a global leader in mechanical and electrical construction, energy infrastructure, and end-to-end facilities services.

Mr. Stevens has been President of Growth Insight, Inc., a strategic planning and corporate development consulting firm, since 2002. Prior to that time, Mr. Stevens had been the Executive Vice President of Bluefly, Inc., a publicly-traded internet retailer of off-price fashion merchandise, for three years. From 1992 until 1999,

Mr. Stevens served as Vice President and Partner of Mercer Management Consulting, Inc., the management-consulting arm of Marsh & McLennan, Inc.

The Board of Directors and Committees

The Board of Directors is responsible for the management and direction of Axsys and for establishing broad corporate policies. There are no family relationships among any of the directors and executive officers of Axsys. The Board of Directors met five times during 2008 and acted two times by unanimous written consent. All directors attended all meetings of the Board and of its committees held during 2008. The Board of Directors has standing Audit, Compensation and Nominating and Corporate Governance Committees. The Board has determined that Messrs. Fiorelli, Fried, Hamm and Stevens are independent as defined by the rules of the Nasdaq Stock Market.

Consistent with the Audit Committee structure and membership requirements of the Nasdaq Stock Market, the Audit Committee is comprised of Messrs. Fiorelli, Fried and Stevens. As provided in its written charter approved by the Board, the Audit Committee is responsible for assisting the Board in fulfilling its oversight responsibilities by reviewing the following: Axsys’ financial information that is provided to stockholders and others, the systems of internal controls, which management and the Board have established, and the audit process. A copy of the Audit Committee charter can be found on Axsys’ website at www.axsys.com. The Audit Committee met four times in 2008 and acted one time by unanimous written consent. The Board has determined that all members of the Audit Committee are independent directors under the Nasdaq Stock Market rules and Rule 10A-3 under the Securities Exchange Act of 1934 and each of them is able to read and understand fundamental financial statements. In addition, Mr. Fiorelli has past employment as a chief executive officer with financial oversight responsibilities. As a result, the Board has determined that he is a financial expert as set forth in the rules of the Nasdaq Stock Market and has designated him as the Company’s “audit committee financial expert” within the meaning of applicable SEC regulations.

The Compensation Committee is comprised of Messrs. Fiorelli, Fried and Hamm, all of whom are independent under the rules of the Nasdaq Stock Market. The Compensation Committee oversees compensation policies of Axsys. The Compensation Committee operates under a charter that was approved by the Board of Directors. A copy of the charter can be found on Axsys’ website at www.axsys.com.

The principal responsibilities of the Compensation Committee are:

•	To review and approve corporate goals relevant to the compensation of the Chief Executive Officer, or CEO, and evaluate the CEO’s performance in light of these goals and objectives;

•	To approve base salaries, salary increases, stock-based awards, bonus targets and other remuneration for the Executive Leadership Team, as well as any employment terms for the Executive Leadership Team not part of the standard employment terms relating to the Company’s employees generally. The Executive Leadership Team is defined as the Chief Financial Officer, Chief Operating Officer and other direct reports of the CEO;

•	To review and approve corporate goals relevant to the compensation of the Executive Leadership Team and evaluate the Executive Leadership Team in light of these goals and objectives;

•	To review and approve incentive compensation plans and equity-based plans;

•	To administer the Company’s equity-based incentive compensation plans and other plans adopted by the Board that contemplates administration by the Committee. The Committee, or a subcommittee, approve, all grants of stock options and other equity-based awards, subject to the terms and conditions of the applicable plans; and

•	To review and approve any proposed employment agreement with, and any proposed severance or retention plans, agreements or payments applicable to, the CEO and the Executive Leadership Team.

The agenda for meetings of the Compensation Committee is determined by its Chairman with the assistance of the Secretary of the Board. The Compensation Committee met two times in 2008 and acted two times by unanimous written consent. At each meeting, the Compensation Committee meets in executive session. The Chairman of the Compensation Committee reports the Committee’s recommendations on compensation of executive officers to the full Board of Directors. The Company’s Human Resources department supports the Compensation Committee in its duties and may be delegated certain administrative duties in connection with the Company’s compensation programs. The Compensation Committee has the sole authority to retain and terminate compensation consultants to assist in the evaluation of executive officer compensation and the sole authority to approve the fees and other retention terms of any compensation consultants. In 2007 and 2009, the Compensation Committee engaged Buck Consultants, a global professional services firm, to conduct a review of the Company’s total compensation programs for executive officers. Buck Consultants also provided information to the Compensation Committee on trends in executive compensation and other market data.

The Nominating and Corporate Governance, or NCG, Committee is comprised of Messrs. Fried, Hamm and Stevens, all of whom are independent under the rules of the Nasdaq Stock Market. The NCG Committee operates under a charter that was approved by the Board of Directors. A copy of the charter can be found on Axsys’ website at www.axsys.com. The NCG Committee selects candidates for director of Axsys and recommends to the full Board the names of persons (a) to be presented to the stockholders for election as directors and (b) to fill vacancies in the Board of Directors that may exist or be created by reason of death, resignation, removal or otherwise, including by reason of an increase in the number of directors.

The NCG Committee has recommended to the Board a set of Corporate Governance Guidelines applicable to the Company. The NCG Committee at least annually reviews and assesses the adequacy of the Company’s Corporate Governance Guidelines and recommends to the Board any changes that the NCG Committee considers appropriate. In accordance with our NCG Committee charter, our NCG Committee is responsible for reviewing and approving the terms and conditions of all related-party transactions. The NCG Committee does not have written policies or procedures with respect to the review, approval or ratification of related party transactions. Instead, the NCG Committee reviews each proposed transaction on a case-by-case basis taking into account all relevant factors.

The NCG Committee periodically reviews director compensation and periodically conducts reviews of market survey data. The NCG Committee then recommends to the full Board of Directors changes in director compensation that will assist in the Company’s ability to attract and retain qualified directors. The NCG Committee met twice in 2008.

Director Nominations

As provided in its charter, the NCG Committee will consider recommendations of nominations submitted by stockholders. In addition, the NCG Committee has the sole authority to retain and terminate search firms to be used to identify director candidates. When the NCG Committee reviews a potential new candidate, the Committee looks specifically at the candidate’s qualifications in light of the needs of the Board and the Company at that time given the then current mix of directors. The NCG Committee has not established specific, minimum qualifications that must be met by a nominee. Instead, the Committee assesses each candidate individually. The assessment will include a review of the candidate’s judgment, experience, understanding of the Company’s or other related industries and such other factors as the NCG Committee concludes are pertinent in light of the current needs of the Board. The Board believes that its membership should reflect a diversity of experience, gender, race, ethnicity and age. The NCG Committee applies the same criteria to evaluate all candidates, including those recommended by stockholders.

The Company also strives to have all directors, other than the CEO, be independent in accordance with the Nasdaq Stock Market’s definition of independence. In addition, the NCG Committee must also ensure that the members of the Board, as a group, maintain the requisite qualifications under the Nasdaq Stock Market’s listing standards for membership on the Audit, Compensation and NCG Committees.

Stockholders who wish to suggest candidates to the NCG Committee for consideration as directors may submit names and biographical data in writing to the Secretary of Axsys at Axsys Technologies, Inc., 175 Capital Boulevard, Suite 103, Rocky Hill, Connecticut 06067.

For a stockholder to nominate a director at an Annual Meeting, notice of the nomination generally must be received by Axsys not less than 60 nor more than 90 days in advance of the meeting. It is presently anticipated that next year’s annual meeting will be held on May 6, 2010 and, accordingly, notice of any stockholder nomination for next year’s meeting submitted to Axsys on or between February 5, 2010 and March 7, 2010 will be considered received on a timely basis. The notice must describe all information relating to the nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934, including name, age, business and residence address, occupation, shares held and such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

The Board of Directors unanimously recommends a vote FOR the election as directors of all of the nominees.

Executive Officers

The following table lists the name of each current executive officer of Axsys, his age at March 12, 2009 and his current position with Axsys.

Name	Age	Position
Stephen W. Bershad	67	Chairman of the Board and Chief Executive Officer
David A. Almeida	48	Chief Financial Officer, Executive Vice President and Treasurer
Scott B. Conner	41	Chief Operating Officer and President

Mr. Bershad has been Chairman of the Board and Chief Executive Officer of Axsys since 1986 and was President of Axsys from 1986 to August 1999 and from March 2002 to December 2007. Prior thereto, he was a Managing Director of Lehman Brothers, Inc., an investment banking firm, and its predecessor firms, where he held a series of senior management positions in merchant banking and mergers and acquisitions. Mr. Bershad is a director of EMCOR Group, Inc., a global leader in mechanical and electrical construction, energy infrastructure, and end-to-end facilities services.

Mr. Almeida joined Axsys in November 2001 as the Executive Vice President, Chief Financial Officer and Treasurer. He has twenty-five years of finance and administration experience with high-technology companies. Prior to joining Axsys, Mr. Almeida was Vice President — Finance for the Broadband, Access and Transport Group of ADC Telecommunications, Inc., a provider of global network infrastructure products and services. Mr. Almeida spent eight years with ADC in various financial leadership positions, with additional responsibility for information technology, human resources and customer service functions.

Mr. Conner joined Axsys in July 2004 and currently serves as President and Chief Operating Officer. Prior to this role, Mr. Conner served as the President of Axsys’ Infrared Systems Division and as Corporate Vice President of Strategic Planning and Corporate Development from July 2004 to December 2007. Prior to joining Axsys, Mr. Conner was the Vice President of Business Development for Quantum Bridge Communications, currently a division of Motorola Inc, a high-technology telecommunications optical networking provider.

All of the executive officers serve at the pleasure of the Board of Directors. Severance agreements have been entered into with all of the executive officers. See the discussion under “Termination of Employment and Change in Control Agreements.”

Code of Ethics for Senior Financial Officers

We have adopted a Code of Ethics for Senior Financial Officers, a copy of which can be found on our website at www.axsys.com. The Code of Ethics applies to all of our senior financial officers, including our Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Treasurer and any other person performing similar functions.

BENEFICIAL STOCK OWNERSHIP

The following table sets forth certain information as of March 12, 2009 concerning beneficial ownership of common stock of Axsys by (a) each director, (b) each of the executive officers in the summary compensation table and (c) all current executive officers and directors as a group. Included in beneficial ownership are shares that may be acquired upon the exercise of options that are exercisable as of March 12, 2009 or will become exercisable on or before May 11, 2009. All persons have sole voting and investment power except as otherwise indicated.

	Shares of Common Stock Beneficially Owned (1)
Name	Number	Percent
Stephen W. Bershad (2)	1,720,253	14.5%
David A. Almeida (3)	121,320	1.0
Scott B. Conner (4)	88,689	*
Anthony J. Fiorelli, Jr. (5)	32,364	*
Eliot M. Fried (6)	31,037	*
Richard F. Hamm, Jr. (7)	13,279	*
Robert G. Stevens (8)	17,974	*
All executive officers and directors as a group (7 persons)	2,024,916	16.9%

*	Less than 1%.

(1)	Calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934.

(2)	Includes 53,500 shares of common stock underlying options that are exercisable as of March 12, 2009 or within 60 days after such date. Mr. Bershad owns 972,491 shares of common stock directly, 8,116 shares through the Axsys Technologies, Inc. 401(k) Retirement Plan and 686,146 shares of common stock indirectly through SWB Holding Corporation, of which he is the sole shareholder and chairman.

(3)	Represents 48,000 shares of common stock underlying options that are exercisable as of March 12, 2009 or within 60 days after such date and 73,320 shares of common stock owned directly.

(4)	Represents 13,200 shares of common stock underlying options that are exercisable as of March 12, 2009 or within 60 days after such date and 75,489 shares of common stock owned directly.

(5)	Represents 9,220 shares of common stock underlying options that are exercisable as of March 12, 2009 or within 60 days after such date and 23,144 shares of common stock owned directly.

(6)	Represents 9,024 shares of common stock underlying options that are exercisable as of March 12, 2009 or within 60 days after such date and 22,013 shares of common stock owned directly.

(7)	Represents 8,779 shares of common stock underlying options that are exercisable as of March 12, 2009 or within 60 days after such date and 4,500 shares of common stock owned directly.

(8)	Represents 13,474 shares of common stock underlying options that are exercisable as of March 12, 2009 or within 60 days after such date and 4,500 shares of common stock owned directly.

PRINCIPAL STOCKHOLDERS

Axsys knows of no person who beneficially owned, within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, more than five percent of the common stock outstanding, except for Mr. Bershad and except as set forth below.

Name and Address of Beneficial Owner	Number of Shares	Percent of Class
Friess Associates, LLC (1)	654,200	5.63%
115 E. Snow King
Jackson, WY 83001

Barclays Global Investors, NA. (2)	602,052	5.18%
400 Howard Street
San Francisco, CA 94105

(1)	According to a Schedule 13G filed on February 17, 2009 by Friess Associates, LLC, Friess Associates has sole voting and dispositive power with respect to these shares.

(2)	According to a Schedule 13G filed on February 6, 2009 by Barclays Global Investors, NA., Barclays Global Investors, NA and its affiliates have sole voting power with respect to 477,383 of theses shares and sole dispositive power with respect to 602,052 of these shares.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

Overview of Compensation Program

The Compensation Committee, which we refer to in this discussion as the Committee, has the responsibility for establishing, implementing and continually monitoring adherence with our compensation philosophy. The purpose of the Committee is to assist the Board in discharging its responsibilities relating to the compensation of our Chief Executive Officer and our Executive Leadership Team.

Throughout this proxy statement, the individuals who served as our Chief Executive Officer, Chief Financial Officer and Chief Operating Officer during fiscal 2008 are referred to as “named executive officers” and are included in the summary compensation table on page 14.

Introduction

We are a leading designer and manufacturer of precision optical solutions for defense, aerospace, homeland security and high-performance commercial applications. As further discussed in this section, our compensation and benefit programs are designed to reward our employees when they help us achieve our business objectives.

The following are the highlights of our 2008 executive compensation program:

•	we increased the base salaries of all of our named executive officers to be consistent with their individual performance and Axsys’ performance and to adjust for inflationary factors in the market data provided by Buck Consultants in early 2007;
•	we paid our named executive officers an annual cash incentive award based on achievement of financial goals for 2008 under our Management Incentive Plan; and
•	we awarded restricted stock grants to all of our named executive officers as a tool to assist in the long-term continuation of management whose substantial contributions are essential to the sustainable long-term growth and success of our company.

The following discussion and analysis of our 2008 executive compensation should be read together with the compensation tables and related disclosures that follow this section.

Compensation Philosophy

Axsys’ compensation philosophy is to provide an executive compensation structure and system that is competitive in the marketplace and internally equitable based upon the weight and level of responsibilities in the respective executive positions and that promotes the long-term retention of the executive officers. Axsys’ philosophy is also to attract, retain and motivate qualified executives within this structure. We reward execution for outstanding performance-to-objectives and business results through financial and other appropriate management incentives while aligning our financial results and the compensation paid to our executive officers with the enhancement of stockholder value. Finally, Axsys’ compensation philosophy is designed to structure its compensation policy so that executive officers’ compensation is dependent, in one part, on the achievement of current year business plan objectives and, in another part, on the long-term increase in stockholder value.

Role of Executive Officers in Compensation Decisions

Company management, including our Chief Executive Officer and Chief Financial Officer, attend portions of the Committee meetings at its request, make recommendations to the Committee and perform various day-to-day administrative functions on behalf of the Committee in connection with Axsys’ cash and equity compensation programs. Specifically, the Chief Executive Officer provides input regarding the effectiveness of the existing compensation philosophy and programs, assists in the design of new compensation programs and recommends modifications to existing programs. Because our Chief Executive Officer has day-to-day interactions with the named executive officers, Mr. Bershad makes specific recommendations to the Committee regarding base salaries, incentive targets under our Management Incentive Plan and equity compensation to be paid to the other named executive officers. However, the Committee retains independent discretion when making executive compensation decisions.

Role of Compensation Consultant

Every other year, at a minimum, we engage an outside consulting firm to provide the Committee with market data for executive compensation. In 2007 and in early 2009, we engaged Buck Consultants, whose role in the executive compensation program was to provide the Committee with information regarding the base salaries, annual cash incentive awards and long-term equity compensation paid to executives in similar positions within similar industries and to provide market “benchmarks” for the Committee. Buck Consultants compiled compensation data based on industry surveys representing the high technology, aerospace durable goods manufacturing, electronic components and accessories and durable manufacturing industries for companies with annual revenues of less than $500 million. The Committee used this in analyzing the competitiveness of our executive compensation. The Committee believes that analyzing the market data with this mix of attributes appropriately captures the kinds of companies with whom we compete in the hiring and retaining of our executives.

Executive Compensation Components

The principal components for the compensation of our named executive officers are:

•	base salary;
•	annual cash incentives (management incentive plan); and
•	long-term incentives (stock option awards and restricted stock grants).

Base Salary

We provide named executive officers and other employees with base salary to provide them with a fixed component of compensation. The Committee reviews salaries annually as part of our performance review process as well as upon a promotion or other change in job responsibility. For 2008, the Compensation Committee reviewed the executive’s individual performance, the Company’s overall performance and competitive factors to determine the base salary levels for all named executive officers.

For 2009, the Compensation Committee adjusted the base salary levels for all named executive officers based on the market data provided by Buck Consultants in early 2009 as well as the executive’s individual performance and the Company’s overall performance. In addition, Mr. Bershad’s increase reflects a catch-up adjustment to align his compensation with market data. For 2009, Mr. Bershad received a base salary increase of 8.2% and Messrs. Almeida and Conner each received a base salary increase of 6.2%. Some of the resources used for comparison in the data provided by Buck Consultants were the Watson Wyatt Top Management Survey, the Economic Research Institute Salary Assessor and the Buck Consultants Proprietary Executive Survey.

Management Incentive Plan

Executive bonuses are used to focus our management on achieving key corporate financial objectives, to motivate certain desired individual behaviors and to reward substantial achievement of these corporate financial objectives and individual goals. We use cash bonuses to reward financial performance. Bonuses, if any, are determined and paid on an annual basis after completion of the bonus year. The Committee has based bonuses for our named executive officers primarily on certain overall company financial growth targets because it believes that as a growth company, we should reward growth.

In 2008, each of Messrs. Bershad’s, Almeida’s and Conner’s annual incentive was structured so the achievement of 100% of budgeted corporate financial goals would yield a payout of 60% of his base salary, of which 85% is based on Axsys meeting budgeted earnings before amortization, interest and taxes, or EBAIT, targets and 15% is based on Axsys meeting budgeted cash flow from operations targets. Achievement of 85% of budgeted financial goals would yield 50% of the target award and achievement of 100% of budgeted financial goals would earn 100% of the target award. No incentive award would have been paid if the minimum 85% of budgeted financial goals had not been met. There was no cap for achievement above 100% of budgeted financial goals. Cash flow measures used in the 2008 incentive calculation were adjusted for certain items related to tactical inventory initiatives. The Management Incentive Plan payments to Mr. Bershad of $308,338 and to Messrs. Almeida and Conner of $232,160 for 2008 were based on our achievement of 120.7% of our revised budgeted EBAIT target and 122.1% of our revised budgeted cash flow target.

Long-Term Incentives

Our Amended and Restated Long-Term Stock Incentive Plan encourages participants to focus on our sustainable long-term performance and provides an opportunity for executive officers and certain designated key employees to increase their ownership in us through equity awards for our common stock.

The purpose of the Stock Incentive Plan is to provide additional incentive to those directors, officers and other employees of ours, including the named executive officers, whose substantial contributions are essential to the sustainable long-term growth and success of our business in order to strengthen their commitment to us, to motivate such persons to faithfully and diligently perform their responsibilities and to attract and retain competent and dedicated individuals whose efforts will result in our long-term growth and profitability. The Stock Incentive Plan provides for granting stock options, restricted stock, performance units, stock appreciation rights or a combination of any of the foregoing.

We currently issue restricted stock to the named executive officers, but we have, in the past, issued stock options. However, the Compensation Committee may at any point in the future utilize any of the awards authorized under the Stock Incentive Plan.

The Committee grants to the Executive Leadership Team, including the named executive officers, restricted stock awards under the Stock Incentive Plan. In general, awards are granted once a year at the first Compensation Committee meeting of the year. During 2008, the Committee granted Mr. Bershad 10,000 shares of restricted stock and Mr. Almeida and Mr. Conner each 25,000 shares of restricted stock. The Committee considered the Company’s financial successes achieved during 2007, the performance of the individual executive and competitive information to determine the amount of each grant. In addition, the Committee determined Mr. Bershad’s 2008 grant to be appropriate based on Mr. Bershad’s current stock ownership and the overall purpose of the Stock Incentive Plan.

Other Benefits

Named executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, group life and disability insurance. In addition, the named executive officers are also eligible to participate in the executive health insurance plan, which provides for the reimbursement of deductible and coinsurance amounts and certain medical expenses not covered under Axsys’ basic medical plans.

Termination of Employment and Change in Control Arrangements

We have entered into severance protection agreements with each of the named executive officers, which provide for certain benefits, among other things, if their employment is terminated within two years following a change in control of Axsys. The purpose of the severance protection agreement is to foster the continued employment of these officers by allowing them to focus attention on their assigned responsibilities without distraction in the event of a possible change in control of Axsys.

Stock Ownership Guidelines

Our NCG Committee has implemented stock ownership guidelines for our Executive Leadership Team and our directors. Each member of the Executive Leadership Team is expected to hold two times their base salary and the directors are expected to hold two times his annual retainer using a retention approach. The retention approach expects the executive or director to retain 50% of the profit shares following an exercise or vesting of equity-based awards. Profit shares are the shares remaining after payment of option exercise price and any taxes owed at exercise of options or the vesting of restricted stock. These shares are to be retained until termination of employment or board service.

Accounting and Tax Treatment

We account for equity compensation paid to our employees under the rules of Statement of Financial Accounting Standards No. 123 (revised), which requires us to estimate and record an expense over the service period of the award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is accrued. We structure cash bonus compensation so that it is taxable to our executives at the time it becomes available to them. We currently intend that all cash compensation paid will be tax deductible for us. However, with respect to equity compensation awards, while any gain recognized by employees from nonqualified options should be deductible, to the extent that an option constitutes an incentive stock option, gain recognized by the optionee will not be deductible if there is no disqualifying disposition by the optionee. In addition, if we grant restricted stock or restricted stock unit awards that are not subject to performance vesting, they may not be fully deductible by us at the time the award is otherwise taxable to the employee.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The following report has been submitted by the Compensation Committee of the Board of Directors:

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis set forth above with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in Axsys’ Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as filed with the SEC.

By: Compensation Committee:
Eliot M. Fried — Chairman
Anthony J. Fiorelli, Jr
Richard F. Hamm, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2008, the Compensation Committee was composed of Messrs. Fiorelli, Fried and Hamm. There were no Compensation Committee interlocks between Axsys and any other entities involving Axsys’ executive officers and directors who serve as executive officers of such entities.

2008 SUMMARY COMPENSATION TABLE

The following table summarizes the total compensation paid or earned by each of the named executive officers for the fiscal year ended December 31, 2008.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Stephen W. Bershad	2008	425,000	174,733	131,385	308,338	37,097	1,076,553
Chairman of the Board and	2007	400,000	89,250	147,492	318,160	35,184	990,086
Chief Executive Officer	2006	380,000	28,281	146,769	241,851	31,650	828,551

David A. Almeida	2008	320,000	271,901	75,455	232,160	32,608	932,124
Executive Vice President,	2007	280,000	76,994	90,236	222,712	42,208	712,150
Chief Financial Officer	2006	237,077	18,515	151,090	146,384	20,163	573,229
and Treasurer

Scott B. Conner	2008	320,000	271,901	120,812	232,160	34,277	979,150
President and	2007	261,538	76,994	120,441	217,644	28,099	704,716
Chief Operating Officer	2006	210,000	18,515	115,964	139,466	24,046	507,991

(1)	The amounts in column (d) reflect the dollar amount recognized for financial statement reporting purposes in accordance with SFAS 123(R) for restricted stock awards granted under the Stock Incentive Plan. The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Assumptions used in the calculation of these amounts are included in note 9 to our audited financial statements for the fiscal years ended December 31, 2008 included in our Annual Reports on Form 10-K filed with the SEC.

(2)	The amounts in column (e) reflect the dollar amount recognized for financial statement reporting purposes in accordance with SFAS 123(R) for option awards granted under the Stock Incentive Plan. The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Assumptions used in the calculation of these amounts are included in note 9 to our audited financial statements for the fiscal years ended December 31, 2008 included in our Annual Reports on Form 10-K filed with the SEC.

(3)	The amounts in column (f) reflect cash awards to the named executive officers under Axsys’ Management Incentive Plan, which is discussed in further detail on page 11 under the heading “Management Incentive Plan”.

(4)	The amount shown in column (g) reflects for each named executive officer:

•	matching contributions allocated by Axsys under our 401(k) plan;
•	payments under Axsys’ executive health insurance plan, which in 2008, totaled $27,537 for Mr. Bershad, $23,048 for Mr. Almeida and $24,717 for Mr. Conner. Axsys’ executive health insurance plan, which covers only officers, certain directors, currently Mr. Fiorelli, and key employees, provides for the reimbursement of deductible and coinsurance amounts and certain medical expenses not covered under Axsys’ basic medical plans; and
•	payments of premiums for term life insurance maintained on behalf of the named executive officers.

GRANTS OF PLAN-BASED AWARDS FOR 2008

The following table sets forth certain information regarding the plan-base awards granted during the fiscal year ended December 31, 2008 to the named executive officers.

(a)	(b)	(c)	(d)	(e)	(f)
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)
Name	Grant Date	Threshold ($)	Target ($)	All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock and Option Awards($)
Stephen W. Bershad	3/05/08	—	—	10,000	442,200
		127,500	255,000	—	—

David A. Almeida	3/05/08	—	—	25,000	1,105,500
		96,000	192,000	—	—

Scott B. Conner	3/05/08	—	—	25,000	1,105,500
		96,000	192,000	—	—

(1)	The amounts shown in column (c) reflect the minimum payout level under the Company’s Management Incentive Plan, which is 50% of the financial target amount. There is no maximum amount under the terms of the Management Incentive Plan. These amounts are based on the individual’s current salary and position. The awards were earned during 2008 and the actual payouts are included in the Summary Compensation Table.

(2)	The amounts shown in column (e) reflect the number of shares of restricted stock granted to each named executive officer pursuant to the Stock Incentive Plan. These shares of restricted stock vest at a rate of 20% per year commencing on the first anniversary of the date of the grant. Vesting of these shares of restricted stock will be accelerated in the event of certain changes in control of Axsys.

In October 2000, Axsys entered into an employment agreement with Stephen W. Bershad. The agreement provided that during the initial period of the agreement, Mr. Bershad would serve as Chairman of the Board and Chief Executive Officer of Axsys. The initial period of the agreement, which originally expired on October 12, 2001, has been most recently extended until September 4, 2009. Upon expiration of this initial period and for five years thereafter, the agreement provides that Mr. Bershad will serve as Chairman of the Board. If Mr. Bershad is not elected to the Board, he is entitled to terminate his employment for good reason, the consequences of which are explained below.

Under the agreement, Mr. Bershad received an annual salary of $425,000 for 2008, which was increased at the discretion of the Board, the responsibility for which was delegated by the Board to the Compensation Committee. The agreement also provides that Mr. Bershad will have the opportunity to earn an annual incentive bonus based on performance goals determined by the Board at the beginning of each fiscal year. He is also eligible to receive awards under the Stock Incentive Plan.

On September 4, 2008, Axsys entered into an amended and restated employment agreement with Mr. Bershad. The agreement was amended to, among other things, provide that, beginning in September 2009, the initial period of the agreement automatically extends during each September for one additional year unless either Axsys or Mr. Bershad gives timely written notice that it or he, as applicable, does not wish to extend the initial period, or the employment term has been earlier terminated. The amended agreement also added confidentiality and non-solicitation covenants by which Mr. Bershad will be bound after his employment with Axsys.

Under letter agreements regarding the terms of their employment, Messrs. Almeida and Conner would receive up to six month’s base compensation and certain other benefits from Axsys in the event of termination by Axsys other than for cause.

OUTSTANDING EQUITY AWARDS AT 2008 FISCAL YEAR-END

The following table sets forth certain information with respect to the named executive officers concerning options outstanding as of December 31, 2008.

		Option Awards					Stock Awards
(a)	(b)	(c)(1)		(d)(1)	(e)	(f)	(g)	(h)
Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Stephen W. Bershad	03/04/04	30,000	(2)	—	10.99	03/04/09	—	—
	03/03/05	12,000	(2)	8,000 (2)	22.25	03/03/10	—	—
	10/06/05	20,000		5,000	18.30	10/06/15	—	—
	03/16/06	9,000		13,500	16.17	03/16/16	—	—
	03/16/06	—		—	—	—	6,600	362,076
	03/08/07	—		—	—	—	16,000	877,760
	03/05/08	—		—	—	—	10,000	548,600

David A. Almeida	03/04/04	12,000		3,000	9.99	03/04/14	—	—
	03/03/05	6,000		4,000	20.23	03/03/15	—	—
	10/06/05	16,000		4,000	18.30	10/06/15	—	—
	03/16/06	6,000		9,000	16.17	03/16/16	—	—
	03/16/06	—		—	—	—	4,320	236,995
	03/08/07	—		—	—	—	16,000	877,760
	03/05/08						25,000	1,371,500

Scott B. Conner	07/19/04	—		9,000	14.22	07/19/14	—	—
	03/03/05	1,200		4,000	20.23	03/03/15	—	—
	10/06/05	4,000		4,000	18.30	10/06/15	—	—
	03/16/06	3,000		9,000	16.17	03/16/16	—	—
	03/16/06	—		—	—	—	4,320	236,994
	03/08/07	—		—	—	—	16,000	877,760
	03/05/08	—		—	—	—	25,000	1,371,500

(1)	Except as otherwise noted, the awards vest at a rate of 20% per year commencing on the first anniversary date of the grant.

(2)	Options granted have a four-year ratable vesting of 60% over the first three years with the final 40% in the last year.

2008 OPTION EXERCISES AND STOCK VESTED

The following table sets forth certain information with respect to stock options exercised by named executive officers during 2008 and shares of restricted stock vested in 2008.

	Option Awards		Stock Awards
(a)	(b)	(c)	(d)	(e)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Stephen W. Bershad	30,000	883,230	6,200	269,656
David A. Almeida	82,500	4,939,080	5,440	235,243
Scott B. Conner	55,800	2,677,682	5,440	235,243

Termination of Employment and Change in Control Arrangements

We have entered into severance protection agreements with certain officers and key employees of Axsys, including Stephen W. Bershad, David A. Almeida and Scott B. Conner, which provide for certain benefits, among other things, if their employment is terminated within two years following a Change in Control. The purpose of the severance protection agreement is to foster the continued employment of officers and employees by allowing them to focus attention on their assigned responsibilities without distraction in the event of a possible Change in Control of Axsys.

A Change in Control is generally an acquisition of fifty percent or more of the outstanding shares of common stock or the combined voting power of the Company other than by Axsys’ Chief Executive Officer, Stephen W. Bershad, or any entity controlled by him.

If a Change in Control occurs and the executive’s employment is terminated by Axsys other than for cause, death or disability or by the executive for good reason within two years thereafter, the executive will be entitled to receive a maximum lump sum cash payment equal to, in the case of Mr. Bershad, 2.99 times the sum of this base amount as determined under Section 280G of the Internal Revenue Code and, at the executive’s election, one year of continuation of health care benefits or its cash equivalent. Messrs. Almeida and Conner would receive a maximum lump sum cash payment equal to 2.99 times the sum of (a) the highest annual base salary paid to the executive during the 12-month period immediately prior to the employment termination date and (b) the average of the annual cash bonuses paid to the executive during the three calendar years prior to the year in which the employment termination date occurs and, at the executive’s election, one year of continuation of health care benefits or its cash equivalent. The severance protection agreements of each of Messrs. Bershad, Almeida and Conner also provide that the executive will be entitled to the foregoing severance benefits in the event he terminates his employment, with or without good reason, at any time during the one-month period commencing six months following a Change in Control.

Each of the severance protection agreements had an original term of up to two years from the date of its execution and automatically renews for successive one-year periods, unless either party gives advance notice of non-renewal. Notwithstanding the foregoing, if there is a Change in Control, the agreements will not terminate prior to the expiration of twenty-four months after the date of the Change in Control.

If the employment term is terminated by reason of Messrs. Almeida or Conner ‘s death or disability, by Axsys for cause, by Messrs. Almeida and Conner without good reason, by mutual agreement of the parties, or by expiration of the employment term, Axsys’ sole obligation under the employment agreement will be to pay Messrs. Almeida and Conner or their estates, as the case may be, within thirty (30) days following the employment termination date, all accrued and unpaid base salary, accrued and unpaid bonus and vacation pay as of the employment termination date, a pro rata portion of his annual bonus opportunity for the year of termination, all benefits accrued and unpaid under any benefit plans, programs or arrangements in which he has been a participant as of his termination and any reimbursable expenses incurred by him on behalf of Axsys during the period ending on the employment termination date.

If Mr. Bershad’s employment is terminated by Axsys other than for cause or by Mr. Bershad for good reason, Mr. Bershad will be entitled to the following: (1) within ten days of the employment termination date, all accrued and unpaid base salary, accrued and unpaid bonus and vacation pay as of the employment termination date, a pro rata portion of the highest annual bonus paid or payable to him in respect of any of the three full fiscal years of Axsys immediately preceding the employment termination date, all benefits accrued and unpaid under any benefit plans, programs or arrangements in which he has been a participant as of his termination and any reimbursable expenses incurred by him on behalf of Axsys during the period ending on the employment termination date; (2) within thirty days following the employment termination date, a lump sum payment equal to the greater of (x) two times the sum of (i) his base salary plus (ii) the highest annual bonus paid or payable to him for any of Axsys’ three full fiscal years immediately preceding his termination and (y) the amount of the base salary and bonus that would have been paid to him during the employment term had it not been terminated, assuming that the highest annual bonus paid or payable to him for any of Axsys’ three full fiscal years immediately preceding his termination would have been paid to him for each full fiscal year during the employment term; and (3) during the greater of (x) the twenty-four month period following the employment termination date and (y) the balance of the employment term, medical, dental, hospitalization, prescription drug, and life insurance coverage and benefits provided to him immediately prior to termination. In addition, all stock options held by him will become fully vested and will remain outstanding for their entire term and all restrictions on all shares of restricted stock or other equity-based awards held by him will lapse and will become fully vested.

If the employment term is terminated by reason of Mr. Bershad’s death or disability, by Axsys for cause, by Mr. Bershad without good reason, by mutual agreement of the parties, or by expiration of the employment term, Axsys’ sole obligation under the employment agreement will be to pay Mr. Bershad or his estate, as the case may be, within thirty (30) days following the employment termination date, all accrued and unpaid base salary, accrued and unpaid bonus and vacation pay as of the employment termination date, a pro rata portion of his annual bonus opportunity for the year of termination, all benefits accrued and unpaid under any benefit plans, programs or arrangements in which he has been a participant as of his termination and any reimbursable expenses incurred by him on behalf of Axsys during the period ending on the employment termination date.

In the event that at any time Mr. Bershad is entitled to receive payments and/or benefits under both his employment agreement and his severance protection agreement, he will receive the payments and/or benefits only under the severance protection agreement.

Mr. Bershad is subject to a non-competition covenant for two years following termination. Messrs. Almeida and Conner are subject to non-competition covenants for one year following a Change in Control. Messrs. Bershad, Almeida and Conner, are also subject to a confidentiality agreement following termination.

Potential Payments Upon Termination of Change in Control

The tables below reflect the amount of compensation payable to each named executive officer in the event of termination of such executive’s employment. The amounts shown assume that such termination was effective as of December 31, 2008, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to executives upon their termination.

Stephen W. Bershad

Executive Benefit and Payments Upon Separation	Voluntary Termination	Early Retirement	Normal Retirement	Involuntary Not For Cause Termination or Voluntary For Good Reason	For Cause Termination	Change-in- Control (1)(2)	Disability	Death
Cash Severance Payment	—	—	—	$1,486,320	—	$3,076,492	—	—
Continuation of Benefits	—	—	—	$37,097	—	$37,097	—	—
Long-Term Incentive Compensation	—	—	—	$2,754,431	—	$2,754,431	—	—
Total	—	—	—	$4,277,848	—	$5,868,020	—	—

David A. Almeida

Executive Benefit and Payments Upon Separation	Voluntary Termination	Early Retirement	Normal Retirement	Involuntary N ot For Cause Termination or Voluntary For Good Reason	For Cause Termination	Change-in- Control (1)(2)	Disability	Death
Cash Severance Payment	—	—	—	$160,000	—	$2,389,798	—	—
Continuation of Benefits	—	—	—	$32,608	—	$32,608	—	—
Long-Term Incentive Compensation	—	—	—	—	—	$3,253,826	—	—
Total	—	—	—	$192,608	—	$5,676,232	—	—

Scott B. Conner

Executive Benefit and Payments Upon Separation(1)	Voluntary Termination	Early Retirement	Normal Retirement	Involuntary Not For Cause Termination or Voluntary For Good Reason	For Cause Termination	Change-in- Control (1)(2)	Disability	Death
Cash Severance Payment	—	—	—	$160,000	—	$2,277,209	—	—
Continuation of Benefits	—	—	—	$34,277	—	$34,277	—	—
Long-Term Incentive Compensation	—	—	—	—	—	$3,484,985	—	—
Total	—	—	—	$194,277	—	$5,796,471	—	—

(1)	Included in this column are “gross up” amounts that have been added to the named executive’s compensation totals under the severance protection agreement. These amounts include $1,126,164 for Mr. Bershad, $1,037,686 for Mr. Almeida and $1,029,842 for Mr. Conner.

(2)	Under the terms of our Stock Incentive Plan, upon a Change in Control, all stock options and restricted stock held by an employee that are outstanding on the date of the Change in Control will become fully vested.

DIRECTOR COMPENSATION TABLE FOR 2008

The following table provides information on our compensation for non-employee directors for 2008.

(a)	(b)	(c)	(d)	(f)	(g)
Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Anthony J. Fiorelli, Jr.	27,000	63,808	—	12,338	103,146
Eliot M. Fried	28,000	63,808	—	—	91,808
Richard F. Hamm, Jr	26,000	63,808	—	—	89,808
Robert G. Stevens	27,000	63,808	2,824	—	93,632

(1)	Stephen W. Bershad, our Chairman of the Board and Chief Executive Officer, is not included in this table as he is an employee of the Company and thus receives no compensation for his services as a director. The compensation received by Mr. Bershad as an employee of the Company is shown in the summary compensation table on page 14.

(2)	The amounts in column (c) reflect the dollar amount recognized for financial statement reporting purposes in accordance with SFAS 123(R) for restricted stock awards under the Stock Incentive Plan. The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Assumptions used in the calculation of these amounts are included in note 9 to our audited financial statements for the fiscal year ended December 31, 2008 included in our Annual Report on Form 10-K filed with the SEC. During 2008, each director received an award for 1,500 shares of restricted stock that had a grant date fair value of $84,390. As of December 31, 2008, each director held a total of 1,500 shares of restricted stock.

(3)	The amounts in column (d) reflect the dollar amount recognized for financial statement reporting purposes in accordance with SFAS 123(R) for option awards granted under the Stock Incentive Plan. The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Assumptions used in the calculation of these amounts are included in note 9 to our audited financial statements for the fiscal year ended December 31, 2008 included in our Annual Report on Form 10-K filed with the SEC. As of December 31, 2008, each director had the following number of options outstanding: Anthony J. Fiorelli, Jr.: 9,220; Eliot M. Fried: 9,024; Richard F. Hamm Jr.: 8,779; and Robert G. Stevens: 13,474.

(4)	The amount in column (f) reflects payments under Axsys’ executive health insurance plan. Axsys’ executive health insurance plan, which covers only officers and certain directors and key employees, provides for the reimbursement of deductible and coinsurance amounts and certain medical expenses not covered under Axsys’ basic medical plans.

The Board of Directors determines the compensation of non-employee directors. Non-employee directors of Axsys receive an annual retainer fee of $18,000 plus meeting fees of $1,000 for each Board meeting attended and

$500 for each committee meeting attended. Directors who are employees of Axsys or any subsidiary do not receive fees or other compensation for their services as directors. All directors are reimbursed for travel and other expenses incurred in the performance of their duties.

Under the existing Stock Incentive Plan, re-elected non-employee directors are annually granted either restricted stock or an option to purchase an amount of shares of Axsys common stock. On May 15, 2008, each of Messrs. Fried, Fiorelli, Hamm and Stevens were granted 1,500 shares of restricted common stock with a vesting date of May 6, 2009.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors has furnished the following report:

The Audit Committee met with Ernst & Young LLP, or E&Y, Axsys’ independent accountants, and management to assure that all were carrying out their respective responsibilities. It also met with Ernst & Young LLP to discuss the scope and results of their audit work, including the adequacy of internal controls and the quality of financial performance. The Audit Committee discussed with the independent accountants their judgments regarding the quality and acceptability of Axsys’ accounting principles, the clarity of its disclosures and the degree of aggressiveness or conservatism of its accounting principles and underlying estimates.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2008 with Axsys’ management and E&Y. The Audit Committee has also discussed with E&Y the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Oversight Board in Rule 3200T.

The Audit Committee has also received and reviewed the written disclosures and the letter from E&Y required by applicable requirements of the Public Company Accounting Oversight Board regarding E&Y’s communications with the Audit Committee concerning independence, and has discussed with the accountants the accountants’ independence.

The Audit Committee reviewed the audited financial statements and recommended to management that they be included in Axsys’ Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

By: Audit Committee:
Anthony J. Fiorelli, Jr. — Chairman
Eliot M. Fried
Robert G. Stevens

Fees Paid to the Independent Accountants

Aggregate fees for professional services rendered to Axsys by E&Y for the fiscal years ended December 31, 2008 and 2007 are set forth below. The aggregate fees included in the Audit category are fees billed for the fiscal years for the audit of Axsys’ annual financial statements and review of financial statements, statutory and regulatory filings. The aggregate fees included in each of the other categories are for fees billed in the fiscal years.

	2008	2007
Audit Fees	$679,572	$725,309
Audit-related Fees	7,060	29,191
Tax Fees	35,000	102,900
Total	$721,632	$857,400

Audit Fees: Audit fees, including out-of-pocket expenses, and advisory services related to accounting transactions totaled $679,572 in 2008 and $725,309 in 2007.

Audit-related Fees: In 2008, fees for audit-related services were for on-line research tool subscriptions. In 2007, fees for audit-related services were for on-line research tool subscriptions and services related to the acquisition and disposition of businesses.

Tax Fees: Fees for tax services included $35,000 in 2008 and $93,200 in 2007 for services performed by E&Y associated with the research of various tax credits. Additional tax-planning services totaling $9,700 in 2007 for various state tax issues were also performed by E&Y.

Policy on Audit Committee Pre-Approval of Audit and
Permissible Non-Audit Services of Independent Accountant

The Audit Committee pre-approves all audit and non-audit services provided by the independent accountants prior to the engagement of the independent accountants with respect to such services. Applications to provide services that require specific approval by the Committee are submitted to the Committee by both the independent auditor and the Chief Financial Officer, and must include a joint statement as to whether, in their view, the application is consistent with the SEC’s rules on auditor independence. The Committee has designated the Chief Financial Officer to monitor the performance of all services provided by the independent auditor and to determine whether such services are in compliance with this policy. The Chief Financial Officer will report to the Committee on a periodic basis on the results of its monitoring. Both the Chief Financial Officer and management will immediately report to the chairman of the Committee any breach of this policy that comes to the attention of the Chief Financial Officer or any member of management.

None of the services described above were approved by the Audit Committee under the de minimis exception provided by Rule 2-01(c)(7)(i)(C) under Regulation S-X.

A representative of E&Y, Axsys’ independent accountants since 2002, will be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Axsys’ directors, executive officers and any persons who beneficially own more than 10% of a registered class of Axsys’ equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Axsys. Officers, directors and stockholders owning more than 10% are required by SEC regulation to furnish Axsys with copies of all Section 16(a) reports they file. To Axsys’ knowledge, based solely on the information furnished to Axsys, all applicable Section 16(a) filing requirements were complied with during the year ended December 31, 2008.

STOCKHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

Stockholders who intend to present proposals at the next annual meeting of stockholders, and who wish to have such proposals included in the proxy statement and form of proxy for such meeting, pursuant to the mechanism provided by SEC rules, must submit such proposals in writing to the Secretary of Axsys Technologies, Inc., 175 Capital Boulevard, Suite 103, Rocky Hill, Connecticut 06067, and such notice must be received no later than November 21, 2009.

Stockholders who do not wish to use the mechanism provided by SEC rules for proposing a matter for action at the next annual meeting to be provided in a proxy statement must notify Axsys in writing of the proposal and the information required by the provisions of Axsys’ By-Laws dealing with stockholder proposals. The notice must be submitted in writing to Axsys generally not less than 60 days nor more than 90 days in advance of an annual meeting. It is presently anticipated that next year’s annual meeting will be held on May 6, 2010 and, accordingly, any stockholder proposal for next year’s meeting submitted to Axsys on or between February 5, 2010 and March 7, 2010 will be considered submitted on a timely basis. With respect to any proposals that are not filed timely, proxies solicited by Axsys for the 2010 Annual Meeting may confer discretionary authority to vote on any of those proposals. A copy of Axsys’ By-Laws that describes the advance-notice procedures can be obtained from the Secretary of Axsys.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON MAY 7, 2009

This Proxy Statement and our Annual Report for the year ended December 31, 2008 are available free of charge via the Internet at http://materials.proxyvote.com/054615.

ANNUAL REPORT ON FORM 10-K

A copy of Axsys’ Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as filed with the SEC, will be provided to stockholders without charge upon receipt of a written request to: Investor Relations, Axsys Technologies, Inc., 175 Capital Boulevard, Suite 103, Rocky Hill, Connecticut 06067.

March 20, 2009

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.

		FOR all nominees listed to the left (except as listed below)	WITHHOLD AUTHORITY to vote for all nominees listed to the left	*EXCEPTIONS

1.	Election of Directors Nominees for election by holders of Common Stock:	☐	☐	☐

01 Stephen W. Bershad,
02 Anthony J. Fiorelli, Jr.,
03 Eliot M. Fried,
04 Richard F. Hamm, Jr., and
05 Robert G. Stevens

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)

*Exceptions

	Please mark your votes as indicated in this example	☒

2.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

	I plan to attend the meeting.	☐

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature _______________________________ Signature _____________________________ Date _______________

Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If partnership, please sign in partnership name by authorized person.

▲	FOLD AND DETACH HERE	▲

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the annual meeting day.

Axsys Technologies, Inc.

You can view the Annual Report and Proxy Statement on the internet at http://materials.proxyvote.com/054615

INTERNET http://www.proxyvoting.com/axys

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE 1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

PX44818

AXSYS TECHNOLOGIES, INC. ANNUAL MEETING OF STOCKHOLDERS — May 7, 2009 PROXY This Proxy is Solicited by the Board of Directors

          The undersigned hereby appoints Stephen W. Bershad and David A. Almeida, and each of them, the attorneys and proxies of the undersigned (each with power to act without the other and with power of substitution) to vote, in accordance with the terms of this proxy, all shares of Common Stock of Axsys Technologies, Inc., which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at the Hartford Marriott Rocky Hill at Corporate Ridge, 100 Capital Boulevard, Rocky Hill, Connecticut, on the 7th day of May 2009, at 10:00 a.m., and any adjournment or postponement thereof, upon all matters which may properly come before said meeting.

          This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted “FOR” ALL NOMINEES FOR DIRECTOR.

(Continued, and to be dated and signed, on reverse side)

BNY MELLON SHAREOWNER SERVICES
Address Change/Comments	P.O. BOX 3550
(Mark the corresponding box on the reverse side)	SOUTH HACKENSACK, NJ 07606-9250

▲	FOLD AND DETACH HERE	▲

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

PX44818

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.

		FOR all nominees listed to the left (except as listed below)	WITHHOLD AUTHORITY to vote for all nominees listed to the left	*EXCEPTIONS

1.	Election of Directors Nominees for election by holders of Common Stock:	☐	☐	☐

01 Stephen W. Bershad,
02 Anthony J. Fiorelli, Jr.,
03 Eliot M. Fried,
04 Richard F. Hamm, Jr., and
05 Robert G. Stevens

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)

*Exceptions

	Please mark your votes as indicated in this example	☒

2.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

	I plan to attend the meeting.	☐

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature _______________________________ Signature _____________________________ Date _______________

Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If partnership, please sign in partnership name by authorized person.

▲	FOLD AND DETACH HERE	▲

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Axsys Technologies, Inc.

You can view the Annual Report and Proxy Statement on the internet at http://materials.proxyvote.com/054615

INTERNET http://www.proxyvoting.com/axys-esop

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE 1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

45724-blk

AXSYS TECHNOLOGIES, INC. ANNUAL MEETING OF STOCKHOLDERS — May 07, 2009 VOTING INSTRUCTIONS This Proxy is Solicited by the Board of Directors

          The undersigned hereby authorizes and directs Fidelity Investments Institutional Services Company, Inc., as trustee (the “Trustee”), of Axsys Technologies, Inc. Employees Retirement Savings Plan to vote for the undersigned, in person or by proxy, as herein stated at the Annual Meeting of Stockholders of Axsys Technologies, Inc. (the “Company”) to be held at the Hartford Marriott Rocky Hill at Corporate Ridge, 100 Capital Boulevard, Rocky Hill, Connecticut, on the 7th day of May 2009, at 10:00 a.m., and any adjournment thereof, all shares of Common Stock of the Company allocated to the account of the undersigned under such plan, on the proposals set forth on the reverse side hereof and in accordance with the Trustee’s discretion on any other matters that may properly come before the meeting or any adjournments or postponement thereof. The undersigned hereby acknowledges receipt of the Notice and Proxy Statement.

          This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted “FOR” ALL NOMINEES FOR DIRECTOR.

(Continued, and to be dated and signed, on reverse side)

BNY MELLON SHAREOWNER SERVICES
Address Change/Comments	P.O. BOX 3550
(Mark the corresponding box on the reverse side)	SOUTH HACKENSACK, NJ 07606-9250

FOLD AND DETACH HERE

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

45724-blk